UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2013
(Date of earliest event reported)

YAPPN CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55082	27-3848069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor
New York, NY 10018
(Address of principal executive offices) (Zip Code)

(888) 859-4441
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Note Sale Agreement

On October 9, 2013,Yappn Corp (the “Company”), sold an 8% Convertible Note in the principal amount of $78,500 (the “Note”) pursuant to a Securities Purchase Agreement, which was executed on October 9, 2013. The Note matures on July 2, 2014 and has an interest rate of 8% per annum until the Note becomes due. Any amount of principal or interest on the Note which is not paid when due shall bear interest at the rate of 22% per annum from the due date thereof.

The Note may be converted into common stock of the Company at any time beginning on the 180th day of the date of the Note. However, the Note shall not be converted if the conversion would result in beneficial ownership by the holder of the Note and its affiliates to own more than 9.99% of the outstanding shares of the Company’s common stock. Such limitations on conversion may be waived by the Note holder upon with not less than 61 days’ prior notice to the Company. The conversion price is 61% of the average of the lowest three closing bid prices of the Company’s common stock for the ten trading days immediately prior to the conversion date.

If the Company fails to pay the principal hereof or interest thereon when due at the maturity date, the Note shall become immediately due and payable and the Company shall pay to the holder of the Note an amount equal to the Default Sum (as defined in the Note). If the Company fails to issue common stock of the Company upon exercise of the Note, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum multiplied by two. Upon any other Event of Default (as defined in the Note), the Note shall become immediately due and payable and the Company shall pay to the holder of the Note an amount equal to the greater of (i) 150% times the Default Sum or (ii) the “parity value” (as defined in the Note) of the Default Sum to be prepaid.

The foregoing descriptions of the Note and the Securities Purchase Agreement referred to above do not purport to be complete and are qualified in its entirety by reference to the Note and the Securities Purchase Agreement, copies of which are attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 since, among other things, the transaction did not involve a public offering.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 is hereby incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 is hereby incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1	8% Convertible Note
10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.
Dated: October 15, 2013
	By:	/s/ Craig McCannell
	Name:	Craig McCannell
	Title:	Chief Financial Officer